Exhibit 4.3

Execution Version

2027 NOTES SUPPLEMENTAL INDENTURE NO. 1

This 2027 NOTES SUPPLEMENTAL INDENTURE NO. 1, dated as of April 9, 2020 (this “2027 Notes Supplemental Indenture”), is made and entered into among Dell International L.L.C., a Delaware limited liability corporation (“Dell International”), EMC Corporation, a Massachusetts corporation (“EMC” and, together with Dell International, the “Issuers”), the Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Notes Collateral Agent”). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Base Indenture referred to below.

RECITALS

A.    Section 9.01(20) of the Base Indenture, dated as of April 9, 2020, among the Issuers, the guarantors named therein (the “Guarantors”), the Trustee and the Notes Collateral Agent (the “Base Indenture” and, together with this 2027 Notes Supplemental Indenture, the “Indenture”) provides that, without the consent of Holders of any series of Notes, the Issuers, the Guarantors, the Trustee and the Notes Collateral Agent may enter into a supplemental indenture to the Base Indenture to establish the form or terms of Initial Notes of any series pursuant to Section 2.01 of the Base Indenture.

B.    The Issuers desire to issue $500,000,000 aggregate principal amount of 6.100% First Lien Notes due 2027 (the “2027 Notes”), and in connection therewith, the Issuers have duly determined to make, execute and deliver to the Trustee this 2027 Notes Supplemental Indenture to set forth the terms and provisions of the 2027 Notes as required by the Base Indenture. This 2027 Notes Supplemental Indenture shall supplement the Base Indenture insofar as it will apply only to the 2027 Notes issued hereunder (and not to any other series of Notes).

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto agree, subject to the terms and conditions hereinafter set forth, as follows for the benefit of the Trustee and the Holders of the 2027 Notes:

Section 1.    2027 Notes. Pursuant to Section 2.01 of the Base Indenture, the terms and provisions of the 2027 Notes are as follows:

(a)    The title of the 2027 Notes shall be “6.100% First Lien Notes due 2027.”

(b)    The 2027 Notes shall be initially limited to $500,000,000 aggregate principal amount. Subject to compliance with Section 4.12 of the Base Indenture, the Issuers may, without the consent of the Holders of the 2027 Notes, increase such aggregate principal amount in the future, on the same terms and conditions, except for any differences in the issue date, issue price and, if applicable, the first Interest Payment Date and the first date from which interest will accrue. The 2027 Notes issued originally hereunder and any additional Notes of such series subsequently issued, shall be treated as a single class for purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase; provided that if any such additional Notes are not fungible with the Initial Notes of such series for U.S. federal income tax purposes, such additional Notes of such series will have a separate CUSIP number and ISIN number from the Initial Notes of such series.

(c)    The price at which the 2027 Notes shall be issued to the public is 99.762%.

(d)    The Stated Maturity for the 2027 Notes shall be on July 15, 2027. The 2027 Notes shall not require any principal or premium payments prior to the Stated Maturity.

(e)    The rate at which the 2027 Notes shall bear interest shall be 6.100% per annum (the “Original Interest Rate”), as set forth in Section 1 of the form of 2027 Note attached hereto as Exhibit A, subject to adjustment pursuant to this clause (e) and in Section 2 of the form of 2027 Note attached hereto as Exhibit A. Interest on the 2027 Notes shall accrue from the most recent date to which interest has been paid, or, if no interest has been paid, from April 9, 2020; provided that the first Interest Payment Date shall be July 15, 2020. Each January 15 and July 15 in each year, commencing July 15, 2020, shall be an Interest Payment Date for the 2027 Notes. The January 1 or July 1 (whether or not a Business Day), as the case may be, immediately preceding an Interest Payment Date shall be the Record Date for the interest payable on such Interest Payment Date, even if such 2027 Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Base Indenture with respect to defaulted interest. If an Interest Payment Date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest on such payment will accrue in respect of the delay. The Issuers shall pay interest on overdue principal at a rate equal to the then applicable interest rate on the 2027 Notes to the extent lawful, and the Issuers shall pay interest on overdue installments of interest at the same rate to the extent lawful. In addition, the Issuers shall pay Special Interest, if any, payable pursuant to the Registration Rights Agreement. All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the 2027 Notes shall be deemed to include any Special Interest required to be paid pursuant to the Registration Rights Agreement.

The interest rate payable on the 2027 Notes shall be subject to adjustment from time to time if either Moody’s or S&P (or, if applicable, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Issuers under the Indenture, as a replacement for Moody’s or S&P, or both, as the case may be (each, a “Substitute Rating Agency”)) downgrades (or subsequently upgrades) its rating assigned to the 2027 Notes, as set forth below. Each of Moody’s, S&P and any Substitute Rating Agency is an “Interest Rate Rating Agency,” and together they are “Interest Rate Rating Agencies.”

The Trustee shall not be responsible for monitoring the ratings of the 2027 Notes or for determining when an increase or decrease in the interest rate of the 2027 Notes is required. The Issuers shall notify the Trustee in writing of any adjustment to the interest rate due to a ratings change pursuant to this clause (e) and Section 2 of the form of 2027 Note attached hereto as Exhibit A.

If the rating of the 2027 Notes from one or both of Moody’s or S&P (or, if applicable, any Substitute Rating Agency) is decreased to a rating set forth in either of the immediately following tables, the interest rate on the 2027 Notes shall increase from the Original Interest Rate by an amount equal to the sum of the percentages per annum set forth in the following tables opposite those ratings:

Moody’s Rating*	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

S&P Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency therefor.

For purposes of making adjustments to the interest rate on the 2027 Notes, the following rules of interpretation will apply:

(1)     if at any time less than two Interest Rate Rating Agencies provide a rating on the 2027 Notes for reasons not within the Issuers’ control (i) the Issuers will use commercially reasonable efforts to obtain a rating on the 2027 Notes from a Substitute Rating Agency for purposes of determining any increase or decrease in the interest rate on the 2027 Notes pursuant to the tables above, (ii) such Substitute Rating Agency will be substituted for the last Interest Rate Rating Agency to provide a rating on the 2027 Notes but which has since ceased to provide such rating, (iii) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior secured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Issuers and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table, and (iv) the interest rate on the 2027 Notes will increase or decrease, as the case may be, such that the interest rate equals the Original Interest Rate plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (iii) above) (plus any applicable percentage resulting from a decreased rating by the other Interest Rate Rating Agency);

(2)     for so long as only one Interest Rate Rating Agency provides a rating on the 2027 Notes, any increase or decrease in the interest rate on the 2027 Notes necessitated by a reduction or increase in the rating by that Interest Rate Rating Agency shall be twice the applicable percentage set forth in the applicable table above;

(3)     if both Interest Rate Rating Agencies cease to provide a rating on the 2027 Notes for any reason, and no Substitute Rating Agency has provided a rating on the 2027 Notes, the interest rate on the 2027 Notes will increase to, or remain at, as the case may be, 2.00% per annum above the interest rate on the 2027 Notes prior to any such adjustment;

(4)     if Moody’s or S&P ceases to rate the 2027 Notes or make a rating of the 2027 Notes publicly available for reasons within the Issuers’ control, the Issuers will not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the interest rate on the 2027 Notes shall be determined in the manner described above as if either only one or no Interest Rate Rating Agency provides a rating on the 2027 Notes, as the case may be;

(5)     each interest rate adjustment required by any decrease or increase in a rating as set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, any Substitute Rating Agency), shall be made independently of (and in addition to) any and all other interest rate adjustments occasioned by the action of the other Interest Rate Rating Agency;

(6)     in no event will the interest rate on the 2027 Notes be reduced to below the Original Interest Rate; and

(7)     subject to clauses (3) and (4) above, no adjustment in the interest rate on the 2027 Notes shall be made solely as a result of an Interest Rate Rating Agency ceasing to provide a rating on the 2027 Notes.

If at any time the interest rate on the 2027 Notes has been adjusted upward and either of the Interest Rate Rating Agencies subsequently increases its rating of the 2027 Notes, the interest rate on the 2027 Notes will again be adjusted (and decreased, if appropriate) such that the interest rate on the 2027 Notes equals the interest rate on the 2027 Notes prior to any such adjustment plus (if applicable) an amount equal to the sum of the percentages per annum set forth opposite the ratings in the tables above with respect to the ratings assigned to the 2027 Notes (or deemed assigned) at that time, all calculated in accordance with the rules of interpretation set forth above. If Moody’s or any Substitute Rating Agency subsequently increases its rating on the 2027 Notes to “Baa3” (or its equivalent if with respect to any Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency subsequently increases its rating on the 2027 Notes to “BBB–” (or its equivalent if with respect to any Substitute Rating Agency) or higher, the interest rate on the 2027 Notes will be decreased to the interest rate on the 2027 Notes prior to any adjustments made pursuant to this clause (e) and Section 2 of the form of 2027 Note attached hereto as Exhibit A.

Any increase or decrease in the interest rate described in this clause (e) and Section 2 of the form of 2027 Note attached hereto as Exhibit A shall take effect from the first day of the interest period immediately following the interest period during which a rating change occurs requiring an adjustment in the interest rate. If either Interest Rate Rating Agency changes its rating of the 2027 Notes more than once during any particular interest period, the last such change by such Interest Rate Rating Agency to occur shall control in the event of a conflict for purposes of any increase or decrease in the interest rate.

The interest rate shall permanently cease to be subject to any adjustment (notwithstanding any subsequent decrease in the ratings by either Interest Rate Rating Agency) if the 2027 Notes become rated “Baa1” or higher by Moody’s (or its equivalent if with respect to any Substitute Rating Agency) and “BBB+” or higher by S&P (or its equivalent if with respect to any Substitute Rating Agency), in each case with a stable or positive outlook.

If the interest rate payable on the 2027 Notes is increased as set forth in this clause (e) and Section 2 of the form of 2027 Note attached hereto as Exhibit A, the term “interest”, as used in the Indenture with respect to the 2027 Notes, shall be deemed to include any such additional interest unless the context otherwise requires.

(f)    Payments of principal of, premium and Special Interest, if any, and interest on the 2027 Notes represented by one or more Global Notes initially registered in the name of The Depository Trust Company (the “Depositary”) or its nominee with respect to the 2027 Notes shall be made by the Issuers through the Trustee in immediately available funds to the Depositary or its nominee, as the case may be.

(g)    The 2027 Notes shall be redeemable in accordance with the terms and provisions set forth in Section 2 hereof and (to the extent they do not conflict with Section 2 hereof) the terms and provisions of Article 3 of the Base Indenture.

(h)    There shall be no mandatory sinking fund for the payments of the 2027 Notes.

(i)    The 2027 Notes shall be represented by one or more Global Notes deposited with the Depositary and registered in the name of the nominee of the Depositary. The 2027 Notes, including the form of the certificate of authentication, shall be substantially in the form attached hereto as Exhibit A, the terms of which are incorporated by reference in this 2027 Notes Supplemental Indenture.

(j)    The Bank of New York Mellon Trust Company, N.A. shall be the Trustee for the 2027 Notes.

(k)    Articles 10 and 12 of the Base Indenture shall apply to the 2027 Notes.

(l)    To the extent not set forth otherwise herein, the provisions of Article 2 of the Base Indenture are applicable.

Section 2.    Optional Redemption of the 2027 Notes.

(a)    Prior to May 15, 2027 (the “Par Call Date”), the 2027 Notes will be redeemable, at any time, in whole or from time to time in part, at the Issuers’ option, at the Redemption Price equal to the greater of:

(i)	100% of the principal amount of the 2027 Notes to be redeemed; and

(ii)

the sum of the present values of the remaining scheduled payments of principal and interest on the 2027 Notes to be redeemed (not including any portion of such payments of interest accrued as of the Redemption Date) that would be due if the 2027 Notes matured on the Par Call Date, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points;

plus, in each case, accrued and unpaid interest thereon to, but excluding, the Redemption Date. Notwithstanding the foregoing, installments of interest on the 2027 Notes to be redeemed that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant Record Date.

(b)    At any time and from time to time on or after the Par Call Date, the 2027 Notes will be redeemable, at any time, in whole or from time to time in part, at the Issuers’ option, at a Redemption Price equal to 100% of the principal amount of the 2027 Notes being redeemed plus accrued and unpaid interest on such 2027 Notes, if any, to, but excluding, the Redemption Date.

(c)    A notice of redemption need not set forth the exact Redemption Price but only the manner of calculation thereof.

Any redemption pursuant to this Section 2 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Base Indenture.

Section 3.    Definitions.

(a)    “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the 2027 Notes to be redeemed (assuming for this purpose, that the 2027 Notes to be redeemed mature on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such 2027 Notes.

(b)    “Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

(c)    “Quotation Agent” means each Reference Treasury Dealer appointed by the Issuers.

(d)    “Reference Treasury Dealer” means (i) Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC (or their respective affiliates that are Primary Treasury Dealers); provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Issuers will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Issuers.

(e)    “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

(f)    “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Section 4.    Governing Law. THIS 2027 NOTES SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 5.    Counterparts. The parties may sign any number of copies of this 2027 Notes Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this 2027 Notes Supplemental Indenture or any document to be signed in connection with this 2027 Notes Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 6.    Trustee Not Responsible for Recitals or Issuance of 2027 Notes. The recitals contained herein and in the 2027 Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this 2027 Notes Supplemental Indenture or of the 2027 Notes. The Trustee shall not be accountable for the use or application by the Issuers of 2027 Notes or the proceeds thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written:

DELL INTERNATIONAL L.L.C.

By:	/s/ Robert L. Potts
	Name:	Robert L. Potts
	Title:	Senior Vice President & Assistant Secretary

EMC CORPORATION

By:	/s/ Robert L. Potts
	Name:	Robert L. Potts
	Title:	Senior Vice President & Assistant Secretary

[Signature Page to Supplemental Indenture]

DELL TECHNOLOGIES INC.

By:	/s/ Robert L. Potts
Name:	Robert L. Potts
Title:	Senior Vice President, Corporate Securities and Finance Counsel and Assistant Secretary

DENALI INTERMEDIATE INC.

By:	/s/ Robert L. Potts
Name:	Robert L. Potts
Title:	Senior Vice President and Assistant Secretary

DELL INC.

By:	/s/ Robert L. Potts
Name:	Robert L. Potts
Title:	Senior Vice President and Assistant Secretary

[Signature Page to Supplemental Indenture]

ASAP SOFTWARE EXPRESS, INC.

CREDANT TECHNOLOGIES, INC.

DATA DOMAIN LLC

DELL AMERICA LATINA CORP.

DELL COLOMBIA INC.

DELL COMPUTER HOLDINGS L.P.

DELL DFS CORPORATION

DELL DFS GROUP HOLDINGS L.L.C.

DELL FEDERAL SYSTEMS CORPORATION

DELL FEDERAL SYSTEMS GP L.L.C.

DELL FEDERAL SYSTEMS L.P.

DELL FEDERAL SYSTEMS LP L.L.C.

DELL GLOBAL HOLDINGS L.L.C.

DELL GLOBAL HOLDINGS XV L.L.C.

DELL MARKETING CORPORATION

DELL MARKETING GP L.L.C.

DELL MARKETING L.P.

DELL MARKETING LP L.L.C.

DELL PRODUCTS CORPORATION

DELL PRODUCTS GP L.L.C.

DELL PRODUCTS L.P.

DELL PRODUCTS LP L.L.C.

DELL REVOLVER FUNDING L.L.C.

DELL USA CORPORATION

DELL USA GP L.L.C.

DELL USA L.P.

DELL USA LP L.L.C.

By:	/s/ Robert L. Potts
Name:	Robert L. Potts
Title:	Senior Vice President and Assistant Secretary

[Signature Page to Supplemental Indenture]

DELL WORLD TRADE CORPORATION

DELL WORLD TRADE GP L.L.C.

DELL WORLD TRADE L.P.

DELL WORLD TRADE LP L.L.C.

FORCE10 NETWORKS GLOBAL, INC.

FORCE10 NETWORKS INTERNATIONAL, INC.

FORCE10 NETWORKS, INC.

WYSE TECHNOLOGY L.L.C.

By:	/s/ Robert L. Potts
Name:	Robert L. Potts
Title:	Senior Vice President and Assistant Secretary

[Signature Page to Supplemental Indenture]

EMC INTERNATIONAL U.S. HOLDINGS L.L.C.

EMC PUERTO RICO, INC.

ISILON SYSTEMS LLC

By:	/s/ Robert L. Potts
Name:	Robert L. Potts
Title:	Senior Vice President and Assistant Secretary

[Signature Page to Supplemental Indenture]

DCC EXECUTIVE SECURITY INC.
DELL PRODUCT AND PROCESS INNOVATION SERVICES CORP.

By:	/s/ Robert L. Potts
Name:	Robert L. Potts
Title:	Senior Vice President and Secretary

[Signature Page to Supplemental Indenture]

RSA SECURITY LLC

By:	/s/ Robert L. Potts
Name:	Robert L. Potts
Title:	Assistant Secretary

[Signature Page to Supplemental Indenture]

DELL REVOLVER COMPANY L.P.

By: DELL REVOLVER GP L.L.C., its General Partner

By:	/s/ Robert L. Potts
Name:	Robert L. Potts
Title:	Senior Vice President and Assistant Secretary

[Signature Page to Supplemental Indenture]

DELL REVOLVER GP L.L.C.

By:	/s/ Robert L. Potts
Name:	Robert L. Potts
Title:	Senior Vice President and Assistant Secretary

[Signature Page to Supplemental Indenture]

FLANDERS ROAD HOLDINGS LLC

NBT INVESTMENT PARTNERS LLC

NEWFOUND INVESTMENT PARTNERS LLC

SCALEIO LLC

By: EMC CORPORATION, its Member

By:	/s/ Robert L. Potts
Name:	Robert L. Potts
Title:	Senior Vice President and Assistant Secretary

[Signature Page to Supplemental Indenture]

EMC IP HOLDING COMPANY LLC

By: DENALI INTERMEDIATE INC., its Member

By:	/s/ Robert L. Potts
Name:	Robert L. Potts
Title:	Senior Vice President and Assistant Secretary

[Signature Page to Supplemental Indenture]

DELL FINANCIAL SERVICES L.L.C.

By:	/s/ Tyler W. Johnson
Name:	Tyler W. Johnson
Title:	Senior Vice President

[Signature Page to Supplemental Indenture]

DELL TECHNOLOGIES CAPITAL, LLC

By: Dell Inc., its managing member

By:	/s/ Robert L. Potts
Name:	Robert L. Potts
Title:	Senior Vice President and Assistant Secretary

[Signature Page to Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee and Notes Collateral Agent

By:	/s/ Mitchell L. Brumwell
Authorized Signatory

[Signature Page to Supplemental Indenture]

EXHIBIT A

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS ONE YEAR (IN THE CASE OF THE 144A NOTES) OR 40 DAYS (IN THE CASE OF THE REGULATION S NOTES) AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THE NOTES AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE

SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OTHER THAN THE EXEMPTION PROVIDED BY RULE 144, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) IT IS NOT ACQUIRING OR HOLDING THIS SECURITY (OR ANY INTEREST HEREIN) WITH THE ASSETS OF ANY (A) EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR (C) ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF U.S. DEPARTMENT OF LABOR REGULATION 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA) OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT DESCRIBED IN CLAUSE (A) OR (B), OR (II)(A) THE ACQUISITION AND HOLDING OF THIS SECURITY (OR ANY INTEREST HEREIN) BY IT WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS, AND (B) NONE OF THE ISSUERS, THE GUARANTORS, THE INITIAL PURCHASERS NOR ANY OF THEIR RESPECTIVE AFFILIATES IS ITS FIDUCIARY WITH RESPECT TO ITS DECISION TO INVEST IN AND HOLD THIS SECURITY AS CONTEMPLATED HEREBY.

CUSIP [            ]1

ISIN [            ]2

[[RULE 144A][REGULATION S] [GLOBAL] NOTE

representing up to

$[        ]

6.100% First Lien Notes due 2027

No.	$[ ]

DELL INTERNATIONAL L.L.C.

and

EMC CORPORATION

promise to pay to CEDE & CO. or registered assigns, the principal sum set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto on July 15, 2027.

Interest Payment Dates: January 15 and July 15

Record Dates: January 1 and July 1

[1]	144A: 24703D BC4

Reg S:   U24724 AN3

[2]	144A: US24703DBC48

Reg S:   USU24724AN35

IN WITNESS HEREOF, the Issuers have caused this instrument to be duly executed.

Dated: April 9, 2020

DELL INTERNATIONAL L.L.C.

By:
Name:
Title:

EMC CORPORATION

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

Dated: April 9, 2020

By:
Authorized Signatory

6.100% First Lien Notes due 2027

Capitalized terms used herein shall have the meanings assigned to them in the Base Indenture referred to below unless otherwise indicated.

1.    INTEREST. Dell International L.L.C., a Delaware limited liability company (“Dell International”), and EMC Corporation, a Massachusetts corporation (“EMC” and, together with Dell International, the “Issuers”), promise to pay interest on the principal amount of this 2027 Note, subject to adjustment pursuant to Section 2 of this 2027 Note, at 6.100% per annum (the “Original Interest Rate”), from April 9, 2020 until Maturity and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement. The Issuers shall pay interest and Additional Interest, if any, semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the 2027 Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 9, 2020; provided that the first Interest Payment Date shall be July 15, 2020. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the 2027 Notes to the extent lawful; the Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, from time to time on demand at the interest rate on the 2027 Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest rate on the 2027 Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. This 2027 Note is one of the series designated on the face hereof (individually, a “2027 Note” and, collectively, the “2027 Notes”).

2.    INTEREST RATE ADJUSTMENT. The interest rate payable on the 2027 Notes shall be subject to adjustment from time to time if either Moody’s or S&P (or, if applicable, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Issuers under the Indenture, as a replacement for Moody’s or S&P, or both, as the case may be (each, a “Substitute Rating Agency”)) downgrades (or subsequently upgrades) its rating assigned to the 2027 Notes, as set forth below. Each of Moody’s, S&P and any Substitute Rating Agency is an “Interest Rate Rating Agency,” and together they are “Interest Rate Rating Agencies.”

The Trustee shall not be responsible for monitoring the ratings of the 2027 Notes or for determining when an increase or decrease in the interest rate of the 2027 Notes is required. The Issuers shall notify the Trustee in writing of any adjustment to the interest rate due to a ratings change pursuant to this Section 2 or Section 1(e) of the 2027 Notes Supplemental Indenture No. 1 (as defined below).

If the rating of the 2027 Notes from one or both of Moody’s or S&P (or, if applicable, any Substitute Rating Agency) is decreased to a rating set forth in either of the immediately following tables, the interest rate on the 2027 Notes shall increase from the Original Interest Rate by an amount equal to the sum of the percentages per annum set forth in the following tables opposite those ratings:

Moody’s Rating*	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

S&P Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%
*	Including the equivalent ratings of any Substitute Rating Agency therefor.

For purposes of making adjustments to the interest rate on the 2027 Notes, the following rules of interpretation will apply:

(1)     if at any time less than two Interest Rate Rating Agencies provide a rating on the 2027 Notes for reasons not within the Issuers’ control (i) the Issuers will use commercially reasonable efforts to obtain a rating on the 2027 Notes from a Substitute Rating Agency for purposes of determining any increase or decrease in the interest rate on the 2027 Notes pursuant to the tables above, (ii) such Substitute Rating Agency will be substituted for the last Interest Rate Rating Agency to provide a rating on the 2027 Notes but which has since ceased to provide such rating, (iii) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior secured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Issuers and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table, and (iv) the interest rate on the 2027 Notes will increase or decrease, as the case may be, such that the interest rate equals the Original Interest Rate plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (iii) above) (plus any applicable percentage resulting from a decreased rating by the other Interest Rate Rating Agency);

(2)     for so long as only one Interest Rate Rating Agency provides a rating on the 2027 Notes, any increase or decrease in the interest rate on the 2027 Notes necessitated by a reduction or increase in the rating by that Interest Rate Rating Agency shall be twice the applicable percentage set forth in the applicable table above;

(3)     if both Interest Rate Rating Agencies cease to provide a rating on the 2027 Notes for any reason, and no Substitute Rating Agency has provided a rating on the 2027 Notes, the interest rate on the 2027 Notes will increase to, or remain at, as the case may be, 2.00% per annum above the interest rate on the 2027 Notes prior to any such adjustment;

(4)     if Moody’s or S&P ceases to rate the 2027 Notes or make a rating of the 2027 Notes publicly available for reasons within the Issuers’ control, the Issuers will not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the interest rate on the 2027 Notes shall be determined in the manner described above as if either only one or no Interest Rate Rating Agency provides a rating on the 2027 Notes, as the case may be;

(5)     each interest rate adjustment required by any decrease or increase in a rating as set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, any Substitute Rating Agency), shall be made independently of (and in addition to) any and all other interest rate adjustments occasioned by the action of the other Interest Rate Rating Agency;

(6)     in no event will the interest rate on the 2027 Notes be reduced to below the Original Interest Rate; and

(7)     subject to clauses (3) and (4) above, no adjustment in the interest rate on the 2027 Notes shall be made solely as a result of an Interest Rate Rating Agency ceasing to provide a rating on the 2027 Notes.

If at any time the interest rate on the 2027 Notes has been adjusted upward and either of the Interest Rate Rating Agencies subsequently increases its rating of the 2027 Notes, the interest rate on the 2027 Notes will again be adjusted (and decreased, if appropriate) such that the interest rate on the 2027 Notes equals the interest rate on the 2027 Notes prior to any such adjustment plus (if applicable) an amount equal to the sum of the percentages per annum set forth opposite the ratings in the tables above with respect to the ratings assigned to the 2027 Notes (or deemed assigned) at that time, all calculated in accordance with the rules of interpretation set forth above. If Moody’s or any Substitute Rating Agency subsequently increases its rating on the 2027 Notes to “Baa3” (or its equivalent if with respect to any Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency subsequently increases its rating on the 2027 Notes to “BBB–” (or its equivalent if with respect to any Substitute Rating Agency) or higher, the interest rate on the 2027 Notes will be decreased to the interest rate on the 2027 Notes prior to any adjustments made pursuant to this Section 2 or Section 1(e) of the 2027 Notes Supplemental Indenture No. 1.

Any increase or decrease in the interest rate described in this Section 2 or Section 1(e) of the 2027 Notes Supplemental Indenture No. 1 shall take effect from the first day of the interest period immediately following the interest period during which a rating change occurs requiring an adjustment in the interest rate. If either Interest Rate Rating Agency changes its rating of the 2027 Notes more than once during any particular interest period, the last such change by such Interest Rate Rating Agency to occur shall control in the event of a conflict for purposes of any increase or decrease in the interest rate.

The interest rate shall permanently cease to be subject to any adjustment (notwithstanding any subsequent decrease in the ratings by either Interest Rate Rating Agency) if the 2027 Notes become rated “Baa1” or higher by Moody’s (or its equivalent if with respect to any Substitute Rating Agency) and “BBB+” or higher by S&P (or its equivalent if with respect to any Substitute Rating Agency), in each case with a stable or positive outlook.

If the interest rate payable on the 2027 Notes is increased as set forth in this Section 2 and Section 1(e) of the 2027 Notes Supplemental Indenture No. 1, the term “interest”, as used in the Indenture with respect to the 2027 Notes, shall be deemed to include any such additional interest unless the context otherwise requires.

3.    METHOD OF PAYMENT. The Issuers will pay interest on the 2027 Notes and Additional Interest, if any, to the Persons who are registered Holders of the 2027 Notes at the close of business (if applicable) on the January 1 or July 1 (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Base Indenture with respect to defaulted interest. Payment of interest and Additional Interest, if any, may be made by check mailed to the Holders of the 2027 Notes at their addresses set forth in the register of Holders, provided that all payments of principal of and interest and premium and Additional Interest, if any, with respect to the 2027 Notes represented by one or more Global Notes will be made in accordance with DTC’s applicable procedures. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

4.    PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to the Holders. Dell Technologies or any of its Subsidiaries may act in any such capacity.

5.    INDENTURE. The Issuers issued the 2027 Notes under the Base Indenture, dated as of April 9, 2020 (the “Base Indenture”), among the Issuers, the Trustee and The Bank of New York Mellon Trust Company, N.A., as notes collateral agent (the “Notes Collateral Agent”), as supplemented by the 2027 Notes Supplemental Indenture No. 1, dated as of April 9, 2020 (the “2027 Notes Supplemental Indenture No. 1”, and, together with the Base Indenture, the “Indenture”), among the Issuers, the Trustee and the 2027 Notes Collateral Agent. This 2027 Note is one of a duly authorized issue of notes of the Issuers designated as their 6.100% First Lien Notes due 2027. The Issuers shall be entitled to issue Additional Notes constituting Notes pursuant to Sections 2.01 and 4.12 of the Base Indenture and Section 1(b) of the 2027 Notes Supplemental Indenture No. 1. The terms of the 2027 Notes include those stated in the Indenture. The 2027 Notes are subject to all such terms, and Holders of the 2027 Notes are referred to the Indenture for a statement of such terms. To the extent any provision of this 2027 Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

6.    REDEMPTION AND REPURCHASE. The 2027 Notes are subject to optional redemption, and may be the subject of a Change of Control Offer, an Alternate Offer, an Asset Sale Offer or an Advance Offer, as further described in the Indenture. The Issuers shall not be required to make any mandatory redemption or sinking fund payments with respect to the 2027 Notes.

7.    DENOMINATIONS, TRANSFER, EXCHANGE. The 2027 Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Alternate Offer, an Asset Sale Offer, an Advance Offer or other tender offer, in whole or in part, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

8.    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

9.    AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the 2027 Notes or the related Note Guarantees may be amended or supplemented as provided in the Indenture.

10.    DEFAULTS AND REMEDIES. The Events of Default relating to the 2027 Notes are defined in Section 6.01 of the Base Indenture. Upon the occurrence of an Event of Default relating to the 2027 Notes, the rights and obligations of the Issuers, the Guarantors, the Trustee and the Holders of the 2027 Notes shall be as set forth in the applicable provisions of the Indenture.

11.    AUTHENTICATION. This 2027 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual or electronic signature of the Trustee.

12.     ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of the 2027 Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes representing Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of April 9, 2020, among the Issuers and the representatives of the initial purchasers set forth therein (as supplemented, the “Registration Rights Agreement”), including the right to receive Additional Interest.

13.    GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE 2027 NOTES AND THE NOTE GUARANTEES.

14.    CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP and ISIN numbers and/or similar numbers to be printed on the 2027 Notes and the Trustee may use CUSIP and ISIN numbers and/or similar numbers in notices of redemption as a convenience to Holders of the 2027 Notes. No representation is made as to the accuracy of such numbers either as printed on the 2027 Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to the Issuers at the following address:

c/o Dell Inc.

One Dell Way

Round Rock, Texas 78682

Fax No.: (512) 283-0544

Attention: Robert Potts

Email: Robert.Potts@dell.com

15.    SECURITY. The 2027 Notes and the related Note Guarantees shall be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Trustee and the 2027 Notes Collateral Agent, as the case may be, shall hold the Collateral in trust for the benefit of the Holders of the 2027 Notes, in each case pursuant to the Security Documents and the Intercreditor Agreements. Each Holder of the 2027 Notes, by accepting this 2027 Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral) and the Intercreditor Agreements as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the 2027 Notes Collateral Agent to enter into the Security Documents and the Intercreditor Agreements (including pursuant to the joinders thereto) on the Issue Date, and at any time after Issue Date, if applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith.

ASSIGNMENT FORM

To assign this 2027 Note, fill in the form below:

(I) or (we) assign and transfer this 2027 Note to:

                                                                                                          (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this 2027 Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

1.	Your Signature:
(Sign exactly as your name appears on the face of this 2027 Note)

Signature Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 2027 Note purchased by the Issuers pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

☐   Section 4.10             ☐  Section 4.14

If you want to elect to have only part of this 2027 Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

2.	Your Signature:
(Sign exactly as your name appears on the face of this 2027 Note)

3.	Tax Identification No.:

Signature Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $[        ]. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Note Custodian

*	This schedule should be included only if the Note is issued in global form.